Exhibit 10.54(h)

SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Seventh Amendment to Employment Agreement is made and entered into as of October 31, 2007, by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and Jose Luis Laparte (“Executive”).

Recitals

A)	On June 3, 2004, an Employment Agreement was made and entered into by and between Employer and Executive.

B)	Said Employment Agreement has been amended on six prior occasions;

C)	Employer and Executive now desire to amend the Employment Agreement, as set forth hereinbelow:

Agreement

1. Section 2.2 of the Agreement which currently provides:

2.2    Bonus.    Executive shall be entitled to receive a bonus for Fiscal Year End 2007, in the amount as set forth in, and in accordance with the terms of, the FY 2007 Management Bonus Program, as approved by Employer’s Compensation Committee on August 3, 2006. A copy of said FY 2007 Management Bonus Program is attached hereto as Exhibit “A” and incorporated herein by reference.

is hereby amended, to provide as follows:

2.2    Bonus.    Executive shall be entitled to receive an annual bonus payment in accordance with the terms of the applicable fiscal year's Management Bonus Program, as approved by Employer’s Compensation Committee.

2. All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE	EMPLOYER PRICESMART, INC.

Jose Luis Laparte	By:
Name:
Its: